Exhibit 99.(h)(7)

DATE

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114-2016

Attention: Scott Cheshier

Telephone: 360-672-7689

Re: VENERABLE VARIABLE INSURANCE TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new series of funds, respectively (the “Funds”) been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 8.5, the Additional Funds provision, of the MASTER ACCOUNTING SERVICES AGREEMENT dated as of November 16, 2023, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned /Trust hereby requests that State Street act as Accounting Agent for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto in connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 8.13 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

VENERABLE VARIABLE INSURANCE TRUST
on behalf of:

   Venerable International Equity Fund

   Venerable Government Money Market Fund

   Venerable Real Estate Fund

   Venerable Inflation Focused Fund

By:
Name:
Title:

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Effective Date:

Appendix A

Venerable High Yield Fund
Venerable Large Cap Index Fund
Venerable Moderate Allocation Fund
Venerable Strategic Bond Fund
Venerable US Large Cap Core Equity Fund
Venerable US Large Cap Strategic Equity Fund
Venerable Emerging Markets Equity Fund
Venerable World Equity Fund
Venerable US Small Cap Fund
Venerable International Index Fund
Venerable Mid Cap Index Fund
Venerable Small Cap Index Fund
Venerable Bond Index Fund
Venerable Intermediate Corporate Bond Index Fund
Venerable World Conservative Allocation Fund
Venerable World Moderate Allocation Fund
Venerable World Appreciation Allocation Fund
Venerable Conservative Allocation Fund
Venerable Conservative Appreciation Allocation Fund
Venerable Moderate Appreciation Allocation Fund
Venerable Appreciation Allocation Fund
Venerable International equity Fund
Venerable Government Money Market Fund
Venerable Real Estate Fund
Venerable Inflation Focused Fund